UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-22945 (Commission File Number)	13-3169913 (I.R.S. Employer Identification No.)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following are the final voting results on each matter submitted to the shareholders of Helios and Matheson Analytics Inc. (the “Company”) at the Company’s Annual Meeting of Shareholders held on May 3, 2013. The proposals below are described in detail in the Company’s Proxy Statement which was filed with the Securities and Exchange Commission on April 23, 2012. At the Annual Meeting, the following proposals were approved.

1.	The election of all persons nominated for directors was approved by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Srinivasaiyer Jambunathan	1,974,472	0	250
Kishan Grama Ananthram	1,974,167	0	555
Divya Ramachandran	1,973,966	0	756
Viraj Patel	1,974,472	0	250

2.	Ratification of the appointment of Mercadien, P.C. as the Company’s independent registered public accounting firm for the 2013 fiscal year was approved by the following vote:

For	Against	Abstentions	Broker Non-Votes
1,974,722	0	0	0

3.	Approval of an amendment to the Company’s Certificate of Incorporation to change the Company’s name to Helios and Matheson Analytics Inc. was approved by the following vote:

For	Against	Abstentions
1,974,722	0	0

4.

At the Annual Meeting, shareholders were also asked to vote on two advisory proposals. The first advisory proposal asked shareholders to vote on the frequency of holding a vote on executive compensation. The results of the voting are as follows:

One year	Two Year	Three Year
1,974,722	0	0

5.	Shareholders were also asked to approve, on an advisory basis, the compensation paid to our Chief Executive Officer. The results of the voting are as follows:

For	Against	Abstentions
1,974,423	99	200

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON ANALYTICS INC.

By:	/s/ Umesh Ahuja
Umesh Ahuja
Chief Financial Officer

Date: May 3, 2013